CROSS-COLLATERAL AND CROSS-DEFAULT AGREEMENT


HELLER FINANCIAL LEASING, INC. (hereinafter referred to as "Heller") has purchased one or more conditional sales contracts, lease agreements, chattel mortgages, security agreements, notes and other choses in action arising from the bona fide sale, lease or loan to the undersigned Debtor by various vendors, lenders or lessors, of or on personal property (hereinafter referred to as "Paper"), and/or Heller has made direct loans to or otherwise extended credit to Debtor evidenced by items of security agreements and notes and/or Heller has leased equipment to the Debtor on various leases and/or schedules thereto.

In consideration for Heller having done so and in order to induce Heller to make an additional loan(s) to, or to enter into a lease(s) with, Debtor and/or to purchase an additional item(s) of Paper (hereinafter collectively referred to as the "Agreements") and in consideration of Heller so doing, and for other good and valuable consideration, the receipt of which Debtor hereby acknowledges, Debtor agrees, as follows:

All presently existing and hereafter acquired personal property of Debtor in which Heller has or shall have a security interest, or retained title thereto, shall secure the payment and performance of all Debtor's liabilities and obligations to Heller of every kind and character, whether joint or several, direct or indirect, absolute or contingent, due or to become due, and whether under presently existing or hereafter created Agreements, or otherwise.

Debtor further agrees that Heller's security interest in or title to the Collateral covered by any Agreement now held or hereafter acquired by Heller shall not be terminated in whole or in part until and unless all indebtedness of every kind, due or to become due, owed by Debtor to Heller is fully paid and satisfied and the terms of every Agreement have been fully performed by Debtor. It is further agreed that Heller is to retain Heller's security interest in or title to all of the Collateral covered by all of the Agreements held or acquired by Heller, as security for the payment and performance under each such Agreement notwithstanding the fact that one or more of such Agreements may become fully paid.

This instrument is intended to create cross-default and cross-security in favor of Heller between and among all the within described Agreements and all Collateral securing same.

A default under any Agreement shall be deemed to be a default under all other Agreements. A default shall result if Debtor fails to pay any sum when due on any Agreement, or if Debtor breaches any of the other terms and conditions thereof, or if Debtor becomes insolvent, ceases to do business as a going concern, makes an assignment for the benefit of creditors, or if a petition for a receiver or in bankruptcy is filed by or against Debtor, or if any of Debtor's property is seized, attached or levied upon. Upon Debtor's default, any or all of the Agreements shall, at Heller's option, become immediately due and payable without notice or demand to Debtor of any other party obligated thereon, and Heller shall have and may exercise any and all rights and remedies of a secured party under the Uniform Commercial Code or any other law, statue or regulation as enacted in the applicable jurisdiction and as otherwise granted to Heller under any term or provision of any Agreement. Debtor hereby waives, to the maximum extent permitted by law, notices of default, notices of repossession and sale or other deposition of Collateral, and all other notices, and in the event any such notice cannot be waived, Debtor agrees that if such notice is mailed to Debtor postage prepaid at the address shown below at least ten (10) days prior to the exercise by Heller of any of Heller's rights or remedies, such notice shall be deemed to be reasonable and shall fully satisfy any requirement for giving notice.

All rights granted to Heller hereunder shall be cumulative and not alternative, shall be in addition to and shall in no manner impair or affect Heller's rights and remedies under any existing Agreement, law, statute or regulation.

This Agreement may not be varied or altered nor its provisions waived except by Heller's duly executed written agreement and it shall be governed and construed by and under the laws of the state of Illinois. This Agreement shall inure to the benefit of Heller's successors and assigns and shall be binding upon Debtor's heirs, administrators, executors, legal representatives, successors and assigns.

IN WITNESS WHEREOF, this Agreement has been executed this 26th day of August, 1998.

                            DEBTOR:

                            OREGON BAKING COMPANY DBA MARSEE BAKING

                            By: /s/ Howard Wasserteil
                                ---------------------
                            Name: Howard Wasserteil
                            Title: Secretary